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                                                                  EXHIBIT 23

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-34587, 333-34593, 333-34683, 333-35689, 333-51081, 333-74463, and
333-39972 on Form S-8 and Registration Statements Nos. 333-75812, 333-89818, and 333-99705 on Form S-3 of our reports dated March 1, 2007 (which report expresses an unqualified opinion and includes explanatory paragraphs referring to Solutia Inc.'s filing for reorganization under Chapter 11 of the United States Bankruptcy Code, substantial doubt about Solutia Inc.'s ability to continue as a going concern and change in accounting principle), relating to the consolidated financial statements and financial statement schedule of Solutia Inc. and management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Solutia Inc. for the year ended December 31, 2006.

/s/ Deloitte & Touche LLP

St. Louis, Missouri
March 1, 2007